Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:
David J. Fallon
Chief Financial Officer
Franklin, Tennessee
615-771-3100

FOR IMMEDIATE RELEASE
WEDNESDAY, JUNE 17, 2015

CLARCOR REPORTS RECORD SECOND QUARTER
DILUTED EARNINGS PER SHARE

Unaudited Second Quarter 2015 Highlights
(Amounts in millions, except per share data and percentages)

GAAP Financial Results:

	Three Months Ended			Six Months Ended
	5/30/15	5/31/14	Change	5/30/15	5/31/14	Change
Net sales	$ 399.8	$ 386.6	3%	$ 750.9	$ 699.3	7%
Operating profit	58.9	51.1	15%	98.1	82.4	19%
Net earnings — CLC	38.5	34.6	11%	65.2	58.9	11%
Diluted EPS	$ 0.76	$ 0.68	12%	$ 1.28	$ 1.16	10%
Operating margin	14.7%	13.2%	1.5 pts	13.1%	11.8%	1.3 pts

Non-GAAP Adjusted Financial Results:

The second quarter and first six months of 2014 contained integration, purchase accounting and transaction related costs associated with the GE Air Filtration, Bekaert Advanced Filtration and Stanadyne Filtration acquisitions and a bargain purchase gain related to the Bekaert Advanced Filtration acquisition. The following table reflects second quarter and first six months of 2014 GAAP results adjusted to exclude these costs and this bargain purchase gain, as well as 2015 GAAP results. Reconciliations of these non-GAAP financial measures for the second quarter and first six months of 2014, adjusted for each of these items, are provided on pages 10 and 11 of this release

	Three Months Ended			Six Months Ended
	5/30/15 (Actual)	5/31/14 (Adjusted)	Change	5/30/15 (Actual)	5/31/14 (Adjusted)	Change
Net sales	$ 399.8	$ 386.6	3%	$ 750.9	$ 699.3	7%
Adjusted operating profit	58.9	57.5	2%	98.1	95.7	3%
Adjusted net earnings — CLC	38.5	38.9	-1%	65.2	65.4	0%
Adjusted diluted EPS	$ 0.76	$ 0.76	0%	$ 1.28	$ 1.28	0%
Adjusted operating margin	14.7%	14.9%	-0.2 pts	13.1%	13.7%	-0.6 pts

FRANKLIN, TN, Wednesday, June 17, 2015—CLARCOR Inc. (NYSE: CLC) reported that its diluted earnings per share for the second quarter of 2015 increased 12% from the second quarter of 2014 to a record second quarter high of $0.76. Net sales increased $13.2 million, or 3%, from last year’s second quarter. These higher net sales were favorably influenced by $23.1 million, or 6%, of aggregate additional sales from the second quarter 2014 acquisition of Stanadyne Filtration and the first quarter 2015 acquisition of Filter Resources. Net sales were negatively impacted by $13.1 million, or 4%, from changes in average foreign currency exchange rates from last year’s second quarter.

Chris Conway, CLARCOR’s Chairman, President and Chief Executive Officer, commented, “Although we faced top-line headwinds in several of our major end-markets in the second quarter and we were unfavorably impacted by changes in average foreign currency exchange rates, our consolidated net sales increased $13.2 million, or 3%, from last year’s second quarter. Our ability to generate year-over-year sales growth despite challenging macroeconomic and industry environments is testament to our execution upon our long-term strategic growth initiatives. Our top-line growth in the second quarter was not only favorably impacted by the strategic business acquisitions of Stanadyne Filtration and Filter Resources, but we also benefited from additional sales from a significant new domestic heavy-duty engine filtration customer procured late last year in a relatively new distribution channel for us. The penetration of new distribution channels in our heavy-duty engine filtration business to complement our historical strength in the independent aftermarket is a strategic growth initiative we have focused on for several years. Our recent success in driving this initiative is evidenced by both last year’s acquisition of Stanadyne Filtration and our recent procurement of this new significant customer.

“Net sales in our Engine/Mobile Filtration segment increased $12.9 million, or 9%, from the second quarter of 2014 driven by a $15.0 million, or 16%, increase in U.S. net sales partially offset by a $2.1 million, or 4%, reduction in international net sales. The increase in U.S. net sales from last year’s second quarter was driven by additional U.S. sales of $10.9 million pursuant to the Stanadyne acquisition and an 18% increase in heavy-duty engine filtration sales in our independent distribution aftermarket. Similar to the first quarter, this domestic independent aftermarket strength was the result of the positive impact of the significant new customer noted above. Excluding this new customer, sales into our domestic independent aftermarket would have declined from last year’s second quarter—which we believe is primarily the result of slowing macroeconomic activity and industry-wide softness that has driven inventory de-stocking at many of our independent aftermarket distributors in both on-road and off-road markets. Net sales in our other domestic heavy-duty engine filtration markets, including automotive and sales to other filter companies, also declined in the second quarter of 2015 compared to the prior year quarter.

“International sales in our Engine/Mobile Filtration segment were positively influenced by $7.1 million from additional international sales pursuant to our Stanadyne Filtration acquisition, but these additional sales were more than offset by the negative impact of $4.3 million from changes in average foreign currency exchange rates, as well as by continued challenges in several international markets that first arose in our first quarter. We experienced a significant reduction in heavy-duty engine filtration sales in China and in U.S. export filtration sales in the second quarter compared to the prior year quarter. We believe lower sales in China were driven by slowing macroeconomic activity in general and lower end-market diesel engine sales in particular. The decline in export filtration sales was partially driven by lower filter purchases from a significant global rental equipment customer—we believe based upon their end-market dynamics.

“Net sales in our Industrial/Environmental Filtration segment remained relatively flat—declining $0.9 million—from last year’s second quarter. However, these segment net sales were negatively influenced by $8.7 million, or 4%, from changes in average foreign currency exchange rates from last year’s second quarter. Overall, we experienced mixed net sales performance at our primary filtration end-markets in this reporting segment with our oil & gas filtration net sales increasing $5.0 million, or 8%, and our gas turbine filtration net sales declining $6.7 million, or 22%, from the second quarter of 2014. Geographically, oil & gas net sales were generally stronger in the U.S., and several international markets demonstrated solid second quarter net sales growth including Europe and Asia. We remain cautiously optimistic that our oil & gas net sales will continue to grow in excess of 10% for the full year 2015. However, we continue to be mindful of top-line risk dependent upon future oil prices and the timing of several significant natural gas filtration vessel orders scheduled to ship in our fourth quarter. The decline in net sales in our gas turbine filtration market from last year’s second quarter was primarily driven by a decrease in net sales of first-fit filters and systems arising from the timing of several large system sales which occurred during the prior-year quarter. We expect net sales of first-fit gas turbine filters and systems to continue to be relatively low in the third quarter. However, based upon visibility to a solid backlog, we anticipate a significant increase in our fourth quarter, when we expect to ship approximately 50% of our full year 2015 gas turbine first-fit filters and systems. Second quarter net sales performance for other filtration end-markets in this reporting segment was mixed but relatively flat overall in comparison to the prior year quarter.

“Our 14.7% operating margin in the second quarter declined from our 14.9% adjusted operating margin in last year’s second quarter. This 0.2 percentage point reduction was driven by a 0.6 percentage point increase in selling and administrative expenses as a percentage of net sales, partially offset by a 0.4 percentage point improvement in gross margin. Higher selling and administrative expenses as a percentage of net sales were primarily driven by higher amortization expense pursuant to the Stanadyne Filtration acquisition and additional headcount and related costs to support growth initiatives, partially offset by a $1.8 million gain on sale of an asset in the second quarter of 2015. The 0.4 percentage point improvement in gross margin from last year’s second quarter was primarily driven by improved margin at our CLARCOR Industrial Air business in part due to a higher mix of aftermarket filter sales in relation to lower margin gas turbine first-fit filters and systems.”

2015 Guidance

We are revising our guidance for 2015 consolidated diluted earnings per share from our prior estimate of $3.15 to $3.35 to our current estimate of $3.00 to $3.15. These revised expected 2015 results are based upon projected consolidated net sales between $1,590 million and $1,620 million and consolidated operating margin between 14.2% and 15.3%. Expected sales growth (on a GAAP basis) from 2014 and operating margin by reporting segment and on a consolidated basis are as follows:

	2015 Estimated Sales Growth	2015 Estimated Operating Margin

Engine/Mobile Filtration	6.0% to 8.0%	19.5% to 20.5%
Industrial/Environmental Filtration	5.0% to 7.0%	11.0% to 12.0%
Packaging	2.0% to 4.0%	6.0% to 9.0%
CLARCOR	5.0% to 7.0%	14.2% to 15.3%

The primary changes from our prior financial guidance relate to our Engine/Mobile Filtration segment. Based upon our expectation for continued softness in our international markets—including export sales from the U.S., and China—and based upon market dynamics experienced in the second quarter of 2015 in our domestic heavy-duty engine filtration market, we have reduced our estimated 2015 net sales for this reporting segment by approximately $30.0 million in comparison to our prior full year 2015 estimate. In addition, primarily based upon these lower expected sales and the related lower absorption of fixed costs, we have lowered our estimate for full year operating margin for our Engine/Mobile Filtration segment from 21.0% at the mid-point to 20.0% at the mid-point.

Our full year 2015 guidance assumes changes in foreign currency exchange rates from full year 2014 to negatively impact projected 2015 net sales by approximately $45 million, or 3%, and to negatively impact our projected 2015 diluted earnings per share by approximately $0.07.

We project 2015 cash from operations to be between $180 million and $200 million, capital expenditures to be between $75 million and $95 million and our effective tax rate to be between 31.5% and 32.5%. We expect 2015 interest expense to be between $6.0 million and $7.0 million and assume 50.8 million average diluted shares outstanding.

CLARCOR will be holding a conference call to discuss the second quarter 2015 results at 10:00 a.m. CT on June 18, 2015. Interested parties can listen to the conference call at www.clarcor.com or www.viavid.net. A replay will be available on these websites and also at 877-870-5176 or 858-384-5517 by providing confirmation code 8710909. The replay will be available through July 2, 2015 by telephone and for 30 days on the Internet.

CLARCOR is based in Franklin, Tennessee, and is a diversified marketer and manufacturer of mobile, industrial and environmental filtration products and consumer and industrial packaging products sold in domestic and international markets. Common shares of CLARCOR are traded on the New York Stock Exchange under the symbol CLC.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release other than statements of historical fact, are forward-looking statements. These statements may be identified from use of the words “may,” “should,” “could,” “potential,” “continue,” “plan,” “forecast,” “estimate,” “project,” “believe,” “intent,” “anticipate,” “expect,” “target,” “is likely,” “will,” or the negative of these terms, and similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, among other things: statements and assumptions relating to anticipated future growth and results of operations, including the anticipated 2015 performance of the

Company and each of its segments, our projections with respect to 2015 sales growth and 2015 operating margin for the Company and each of its segments, our projections with respect to 2015 diluted earnings per share, our projections with respect to 2015 consolidated net sales and consolidated operating margin; the anticipated impact that year-over-year changes in foreign currency exchange rates from full year 2014 will have on projected 2015 net sales and projected 2015 diluted earnings per share; our projections with respect to 2015 cash from operations, 2015 capital expenditures, 2015 effective tax rate, 2015 interest expense and 2015 average diluted shares outstanding; statements regarding management's short-term and long-term performance goals; statements regarding anticipated order patterns from our customers or the anticipated economic conditions of the industries and markets which we serve; statements related to the performance of the U.S. and other economies generally; statements relating to the anticipated effects on results of operations or financial condition from recent and expected developments or events; statements regarding our cautious optimism with respect to our anticipated oil & gas net sales growth in 2015; statements regarding continued top-line risk with respect to anticipated oil & gas net sales based upon future oil prices and the timing of several significant natural gas filtration vessel orders scheduled to ship in our fourth quarter; statements regarding our anticipation that net sales of first-fit filters and systems will continue to be relatively low in the third quarter; statements regarding our expectation that, based upon visibility to a solid backlog, we will experience a significant increase in net sales of first-fit filters and systems in the fourth quarter, and our expectation that approximately 50% of our full year 2015 gas turbine first-fit filter and system sales will occur in the fourth quarter; statements regarding our expectation of continued softness in our international markets, including export sales from the U.S., and China; and any other statements or assumptions that are not historical facts. The Company believes that its expectations are based on reasonable assumptions. However, these forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company's actual results, performance or achievements, or industry results, to differ materially from the Company's expectations of future results, performance or achievements expressed or implied by these forward-looking statements. The Company's past results of operations do not necessarily indicate its future results. The Company’s future results may differ materially from the Company’s past results as a result of various risks and uncertainties, including the risk factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year 2014 filed on January 26, 2015, and other risk factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this press release. Except as otherwise required by applicable laws, the Company undertakes no obligation to publicly update or revise any forward-looking or other statements included in this press release, whether as a result of new information, future events, changed circumstances or any other reason.

TABLES FOLLOW

CLARCOR INC. 2015 UNAUDITED SECOND QUARTER RESULTS
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Dollars in thousands, except share data)

	Three Months Ended		Six Months Ended
	May 30, 2015	May 31, 2014	May 30, 2015	May 31, 2014
Net sales	$399,799	$386,642	$750,922	$699,327
Cost of sales	266,189	261,272	504,337	477,370

Gross profit	133,610	125,370	246,585	221,957

Selling and administrative expenses	74,667	74,223	148,449	139,544

Operating profit	58,943	51,147	98,136	82,413

Other income (expense):
Interest expense	(1,556)	(670)	(2,627)	(1,070)
Interest income	90	96	231	203
Other, net	(422)	174	(538)	4,145
	(1,888)	(400)	(2,934)	3,278

Earnings before income taxes	57,055	50,747	95,202	85,691

Provision for income taxes	18,482	16,201	29,892	26,804

Net earnings	38,573	34,546	65,310	58,887

Net (earnings) loss attributable to noncontrolling interests, net of tax	(76)	6	(104)	(14)

Net earnings attributable to CLARCOR Inc.	$38,497	$34,552	$65,206	$58,873

Net earnings per share attributable to CLARCOR Inc. - Basic	$0.77	$0.68	$1.30	$1.17
Net earnings per share attributable to CLARCOR Inc. - Diluted	$0.76	$0.68	$1.28	$1.16

Weighted average number of shares outstanding - Basic	50,209,215	50,513,588	50,232,565	50,488,651
Weighted average number of shares outstanding - Diluted	50,791,198	50,945,090	50,791,840	50,934,768

Dividends paid per share	$0.2000	$0.1700	$0.4000	$0.3400

CLARCOR INC. 2015 UNAUDITED SECOND QUARTER RESULTS, continued
CONSOLIDATED CONDENSED BALANCE SHEETS
(Dollars in thousands)

	May 30, 2015	November 29, 2014
ASSETS
Current assets:
Cash and cash equivalents	$81,837	$94,064
Accounts receivable, less allowance for losses of $11,132 and $10,811, respectively	280,563	305,580
Inventories	300,885	274,718
Deferred income taxes	38,209	37,749
Prepaid expenses and other current assets	21,952	16,796
Total current assets	723,446	728,907

Plant assets, at cost, less accumulated depreciation of $363,694 and $357,564, respectively	309,955	288,356
Goodwill	508,273	507,172
Acquired intangible assets, less accumulated amortization	342,878	347,578
Other noncurrent assets	18,420	16,756
Total assets	$1,902,972	$1,888,769
LIABILITIES
Current liabilities:
Current portion of long-term debt	$227	$233
Accounts payable	102,476	97,885
Accrued liabilities	102,360	120,036
Income taxes payable	4,871	6,226
Total current liabilities	209,934	224,380

Long-term debt, less current portion	417,800	411,330
Long-term pension and postretirement healthcare benefits liabilities	32,141	33,266
Deferred income taxes	104,057	104,250
Other long-term liabilities	13,868	8,853
Total liabilities	777,800	782,079

Contingencies
Redeemable noncontrolling interests	—	1,587
SHAREHOLDERS' EQUITY
Capital stock	50,119	50,204
Capital in excess of par value	6,944	10,644
Accumulated other comprehensive loss	(75,290)	(54,080)
Retained earnings	1,142,544	1,097,292
Total CLARCOR Inc. equity	1,124,317	1,104,060
Noncontrolling interests	855	1,043
Total shareholders' equity	1,125,172	1,105,103
Total liabilities and shareholders' equity	$1,902,972	$1,888,769

CLARCOR INC. 2015 UNAUDITED SECOND QUARTER RESULTS, continued
CONSOLIDATED CONDENSED CASH FLOWS
(Dollars in thousands)

	Six Months Ended
	May 30, 2015	May 31, 2014
Cash flows from operating activities:
Net earnings	$65,310	$58,887
Depreciation	15,583	14,870
Amortization	12,523	7,943
Other noncash items	104	933
Net (gain) loss on disposition of plant assets	(1,418)	73
Bargain purchase gain	—	(2,815)
Stock-based compensation expense	6,994	3,654
Excess tax benefit from stock-based compensation	(995)	(351)
Changes in assets and liabilities	(30,871)	(40,444)
Net cash provided by operating activities	67,230	42,750

Cash flows from investing activities:
Restricted cash	—	(642)
Business acquisitions, net of cash acquired	(20,881)	(595,621)
Additions to plant assets	(37,992)	(28,275)
Proceeds from disposition of plant assets	4,792	148
Investment in affiliates	(525)	(473)
Net cash used in investing activities	(54,606)	(624,863)

Cash flows from financing activities:
Net borrowings (payments) on multicurrency revolving credit facility	15,000	(22,000)
Borrowings under term loan facility	—	315,000
Payments on term loan facility	—	(20,000)
Payments on long-term debt	(8,536)	(1,487)
Payment of financing costs	—	(723)
Sale of capital stock under stock option and employee purchase plans	5,360	2,442
Acquisition of noncontrolling interest	(1,239)	—
Payments for repurchase of common stock	(16,110)	—
Excess tax benefit from stock-based compensation	995	351
Dividend paid to noncontrolling interests	(206)	(166)
Cash dividends paid	(20,124)	(17,166)
Net cash (used in) provided by financing activities	(24,860)	256,251
Net effect of exchange rate changes on cash	9	(1,673)
Net change in cash and cash equivalents	(12,227)	(327,535)
Cash and cash equivalents, beginning of period	94,064	411,562
Cash and cash equivalents, end of period	$81,837	$84,027

Cash paid during the period for:
Interest	$2,478	$598
Income taxes, net of refunds	$26,505	$28,812

CLARCOR INC. 2015 UNAUDITED SECOND QUARTER RESULTS, continued
QUARTERLY INCOME STATEMENT DATA BY SEGMENT
(Dollars in thousands)

	Quarter Ended		Six Months Ended
	May 30, 2015	May 31, 2014	May 30, 2015	May 31, 2014
Net sales by segment:
Engine/Mobile Filtration	$161,290	$148,398	$305,748	$270,895
Industrial/Environmental Filtration	218,676	219,592	409,592	394,455
Packaging	19,833	18,652	35,582	33,977
	$399,799	$386,642	$750,922	$699,327

Operating profit by segment:
Engine/Mobile Filtration	$30,564	$26,972	$55,310	$49,846
Industrial/Environmental Filtration	26,604	23,005	40,612	31,151
Packaging	1,775	1,170	2,214	1,416
	$58,943	$51,147	$98,136	$82,413

Operating margin by segment:
Engine/Mobile Filtration	18.9%	18.2%	18.1%	18.4%
Industrial/Environmental Filtration	12.2%	10.5%	9.9%	7.9%
Packaging	8.9%	6.3%	6.2%	4.2%
	14.7%	13.2%	13.1%	11.8%

CLARCOR INC. 2015 UNAUDITED SECOND QUARTER RESULTS, continued
Reconciliation of Second Quarter 2014 GAAP Financial Results to Non-GAAP Adjusted Results

In addition to the GAAP results, this earnings release presents information with respect to non-GAAP cost of sales, non-GAAP gross profit, non-GAAP selling and administrative expenses, non-GAAP operating profit, non-GAAP net earnings, non-GAAP basic and diluted earnings per share, non-GAAP gross margin percentage, non-GAAP selling and administrative expenses as a percentage of net sales and non-GAAP operating margin for the quarter ended May 31, 2014. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to these non-GAAP measures are cost of sales, gross profit, selling and administrative expenses, operating profit, net earnings, basic and diluted earnings per share, gross margin percentage, selling and administrative expenses as a percentage of net sales and operating margin, respectively.

The quarter ended May 31, 2014 non-GAAP financial measures provided in this release exclude integration, purchase accounting and transaction related costs associated with the GE Air Filtration, Bekaert Advanced Filtration and Stanadyne Filtration acquisitions. Although the comparison of data excluding these selected items in the second quarter ended May 31, 2014 is not a measure of financial performance under GAAP, the Company believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the Company's historical and prospective operating performance. Management believes that removing the impact of these selected items provides a more comparable measure of the changes in cost of sales, gross profit, selling and administrative expenses, operating profit, net earnings, basic and diluted earnings per share, gross margin percentage, selling and administrative expenses as a percentage of net sales and operating margin for the quarter ended May 31, 2014 compared to the quarter ended May 30, 2015.

These non-GAAP financial measures may have limitations as analytical tools, and management does not intend these measures to be considered in isolation or as a substitute for the related GAAP measures. Following are reconciliations to the most comparable GAAP financial measures of these non-GAAP financial measures.

		Certain Acquisition Related Costs
(Dollars in thousands, except per share data)	Second Quarter 2014 GAAP	GE Air Filtration Acquisition		Bekaert Advanced Filtration Acquisition		Stanadyne Filtration Acquisition		Second Quarter 2014 Non-GAAP Adjusted

Net sales	$386,642	$—		$—		$—		$386,642
Cost of sales	261,272	(664)	[1]	(120)	[1]	(1,368)	[1]	259,120
Gross profit	125,370	664		120		1,368		127,522
Selling and administrative expenses	74,223	(1,161)	[2]	—		(3,035)	[2]	70,027
Operating profit	51,147	1,825		120		4,403		57,495
Other income (expense):
Interest expense	(670)	—		—		—		(670)
Interest income	96	—		—		—		96
Other, net	174	—		—		—		174
	(400)	—		—		—		(400)
Earnings before income taxes	50,747	1,825		120		4,403		57,095
Provision for income taxes	16,201	491		40		1,501		18,233
Net earnings	34,546	1,334		80		2,902		38,862
Net loss attributable to
noncontrolling interests, net of tax	6	—		—		—		6
Net earnings attributable to
CLARCOR Inc	$34,552	$1,334		$80		$2,902		$38,868
Net earnings per share attributable to CLARCOR Inc. - Basic	$0.68	$0.03		$—		$0.06		$0.77
Net earnings per share attributable to CLARCOR Inc. - Diluted	$0.68	$0.03		$—		$0.06		$0.76
Gross margin percentage	32.4%	0.2%		0.0%		0.4%		33.0%
Selling and administrative expenses as a percentage of net sales	19.2%	(0.3)%		0.0%		(0.8)%		18.1%
Operating margin	13.2%	0.5%		0.0%		1.2%		14.9%
1 - Purchase accounting step-up in inventory basis.
2 - Integration costs and accelerated amortization of backlog pursuant to purchase accounting.

CLARCOR INC. 2015 UNAUDITED SECOND QUARTER RESULTS, continued
Reconciliation of First Six Months 2014 GAAP Financial Results to Non-GAAP Adjusted Results

In addition to the GAAP results, this earnings release presents information with respect to non-GAAP cost of sales, non-GAAP gross profit, non-GAAP selling and administrative expenses, non-GAAP operating profit, non-GAAP other income (expense), non-GAAP net earnings, non-GAAP basic and diluted earnings per share, non-GAAP gross margin percentage, non-GAAP selling and administrative expenses as a percentage of net sales and non-GAAP operating margin for the first six months ended May 31, 2014. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to these non-GAAP measures are cost of sales, gross profit, selling and administrative expenses, operating profit, other income (expense), net earnings, basic and diluted earnings per share, gross margin percentage, selling and administrative expenses as a percentage of net sales and operating margin, respectively.

The first six months ended May 31, 2014 non-GAAP financial measures provided in this release exclude integration, purchase accounting and transaction related costs associated with the GE Air Filtration, Bekaert Advanced Filtration and Stanadyne Filtration acquisitions and a bargain purchase gain recognized pursuant to the Bekaert Advanced Filtration acquisition. Although the comparison of data excluding these selected items in the second quarter ended May 31, 2014 is not a measure of financial performance under GAAP, the Company believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the Company's historical and prospective operating performance. Management believes that removing the impact of these selected items provides a more comparable measure of the changes in cost of sales, gross profit, selling and administrative expenses, operating profit, operating margin, other income (expense), net earnings, basic and diluted earnings per share, gross margin percentage, selling and administrative expenses as a percentage of net sales and operating margin for the first six months ended May 31, 2014 compared to the first six months ended May 30, 2015.

These non-GAAP financial measures may have limitations as analytical tools, and management does not intend these measures to be considered in isolation or as a substitute for the related GAAP measures. Following are reconciliations to the most comparable GAAP financial measures of these non-GAAP financial measures.

		Certain Acquisition Related Costs
(Dollars in thousands, except per share data)	First Six Months 2014 GAAP	GE Air Filtration Acquisition		Bekaert Advanced Filtration Acquisition		Stanadyne Filtration Acquisition		First Six Months 2014 Non-GAAP Adjusted

Net sales	$699,327	$—		$—		$—		$699,327
Cost of sales	477,370	(4,216)	[1]	(240)	[1]	(1,368)	[1]	471,546
Gross profit	221,957	4,216		240		1,368		227,781
Selling and administrative expenses	139,544	(4,263)	[2]	(130)	[2]	(3,035)	[2]	132,116
Operating profit	82,413	8,479		370		4,403		95,665
Other income (expense):
Interest expense	(1,070)	—		—		—		(1,070)
Interest income	203	—		—		—		203
Other, net	4,145	—		(2,814)	[3]	—		1,331
	3,278	—		(2,814)		—		464
Earnings (loss) before income taxes	85,691	8,479		(2,444)		4,403		96,129
Provision for income taxes	26,804	2,281		123		1,501		30,709
Net earnings (loss)	58,887	6,198		(2,567)		2,902		65,420
Net earnings attributable to
noncontrolling interests, net of tax	(14)	—		—		—		(14)
Net earnings attributable to
CLARCOR Inc	$58,873	$6,198		$(2,567)		$2,902		$65,406
Net earnings per share attributable to CLARCOR Inc. - Basic	$1.17	$0.12		$(0.05)		$0.06		$1.30
Net earnings per share attributable to CLARCOR Inc. - Diluted	$1.16	$0.12		$(0.05)		$0.06		$1.28
Gross margin percentage	31.7%	0.6%		0.0%		0.2%		32.6%
Selling and administrative expenses as a percentage of net sales	20.0%	(0.6)%		0.0%		(0.4)%		18.9%
Operating margin	11.8%	1.2%		0.1%		0.6%		13.7%
1 - Purchase accounting step-up in inventory basis.
2 - Integration costs and accelerated amortization of backlog pursuant to purchase accounting.
3 - Bargain purchase gain (non-taxable)

CLARCOR INC. 2015 UNAUDITED SECOND QUARTER RESULTS, continued
Reconciliation of Second Quarter 2015 Net Sales to Organic Net Sales

The following appendix presents information with respect to second quarter 2015 organic net sales at the consolidated and segment level. These organic net sales figures reflect second quarter 2015 GAAP net sales adjusted to exclude additional sales pursuant to the Stanadyne Filtration acquisition during the 2015 second quarter occurring prior to May 1, 2015 (the first anniversary of the completion of this acquisition), additional sales pursuant to the Filter Resources acquisition, and changes in average foreign currency exchange rates from the second quarter of 2014. Although the comparison of data adjusted for these items in the second quarter of 2015 is not a measure of financial performance under GAAP, the Company believes that presenting organic net sales for this period may assist investors in understanding the Company's performance between periods by excluding the impact of the Stanadyne Filtration and Filter Resources acquisitions to the extent noted above and the changes in average foreign currency exchange rates. Organic net sales may have limitations as an analytical tool, and management does not intend this measure to be considered in isolation or as a substitute for GAAP net sales. Following is a reconciliation of GAAP net sales for the second quarter of 2015 to organic net sales at the consolidated and segment level.

	Second Quarter 2015					2Q 2014

	Net Sales	Stanadyne Acquisition	Filter Resources Acquisition	Foreign Exchange	Organic Net Sales	Net Sales	Organic Net Sales Growth	Organic Net Sales Growth %

Engine/Mobile:

U.S.	$109,972	$(10,920)	$—	$—	$99,052	$95,015	$4,037	4%
International	51,318	(7,061)	—	4,330	48,587	53,383	(4,796)	(9)%
	$161,290	$(17,981)	$—	$4,330	$147,639	$148,398	$(759)	(1)%

Industrial/Environmental:

U.S.	$155,832	$—	$(5,134)	$—	$150,698	$141,358	$9,340	7%
International	62,844	—	—	8,725	71,569	78,234	(6,665)	(9)%
	$218,676	$—	$(5,134)	$8,725	$222,267	$219,592	$2,675	1%

Packaging:

U.S.	$19,643	$—	$—	$—	$19,643	$18,382	$1,261	7%
International	190	—	—	—	190	270	(80)	(30)%
	$19,833	$—	$—	$—	$19,833	$18,652	$1,181	6%

Consolidated:

U.S.	$285,447	$(10,920)	$(5,134)	$—	$269,393	$254,755	$14,638	6%
International	114,352	(7,061)	—	13,055	120,346	131,887	(11,541)	(9)%
	$399,799	$(17,981)	$(5,134)	$13,055	$389,739	$386,642	$3,097	1%